Exhibit 99.1

Q2 revenues up 31.6%, Adjusted diluted earnings per share of $0.33, up 26.9%, GAAP diluted loss per share of $0.07

WINDSOR, CT, August 9, 2012 (GLOBE NEWSWIRE) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter that ended June 30, 2012.

“I am delighted to report that our second quarter revenue of $120.9 million rose 31.6 percent year-over-year,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies Holdings, Inc. “Q2 was a transformational quarter for SS&C. We began the quarter with 1,492 personnel and ended with 4,034. Our people in all of our businesses stayed focused, tended to our customers and delivered solid results. Organic adjusted revenue rose 3.4% as we overcame some customer attrition and the daily focus on the two large acquisitions. Hans Hufschmid, founder and chief executive officer of GlobeOp, has decided to move on to pursue other opportunities. We wish him all the best and he will continue in a consultative role with the company until January 2013. Rahul Kanwar, Senior Vice President and Managing Director, will assume overall responsibility for the SS&C GlobeOp Business reporting to Normand Boulanger, President and Chief Operating Officer.”

“We are bringing forward powerful new products and services to market and as our teams gather momentum we are receiving good feedback from the marketplace. We are already beginning to see synergies across our businesses.”

Results

The Company reported revenue of $120.9 million for the second quarter of 2012, compared to $91.8 million in the second quarter of 2011, an increase of 31.6 percent.

GAAP operating income for the second quarter of 2012 was $21.1 million, or 17.5 percent of revenue, down from $22.9 million in 2011’s second quarter, or 24.9 percent of revenue. GAAP net loss for the second quarter of 2012 was $5.8 million compared to net income of $13.0 million in the second quarter of 2011.

On a GAAP fully diluted basis, loss per share in the second quarter of 2012 was $0.07 compared to fully diluted earnings per share of $0.16 in the second quarter of 2011.

Adjusted revenue (a non-GAAP measure defined in note 1 to the attached Condensed Consolidated Financial Information) in the second quarter of 2012 was $121.2 million compared to $91.8 million in the second quarter of 2011, an increase of 32.0 percent.

Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the second quarter of 2012 was $45.9 million, or 37.8 percent of adjusted revenue. This represents a 28.0 percent increase compared to adjusted operating income of $35.8 million and 39.0 percent of adjusted revenue in the second quarter of 2011.

Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the second quarter of 2012 was $27.2 million compared to $21.3 million in 2011’s second quarter, an increase of 27.9 percent.

Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the second quarter of 2012 was $0.33 per share compared to $0.26 per share in the second quarter of 2011, an increase of 26.9 percent.

The Company’s results for the second quarter of 2012 include the results of the PORTIA business, which the company acquired from Thomson Reuters on May 9, 2012, and GlobeOp Financial Services, which the company acquired on May 31, 2012, in each case from the respective acquisition date.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $107.9 million for the second quarter of 2012, an annual run-rate of $431.5 million. This represents an increase of 33.2 percent from $81.0 million and $323.8 million run-rate in the same period in 2011 and an increase of 28.3 percent from Q1 2012’s $84.1 million and $336.3 million run-rate. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C ended the quarter with $134.5 million in cash, and $1,147.1 million in debt for a net debt balance of $1,012.6 million. We generated net cash from operating activities of $35.7 million for the six months ended June 30, 2012, compared to $41.1 million for the same period in 2011.

Guidance

Guidance	Q3 2012	FY 2012
Adjusted Revenue ($M)	$166.0 - $170.0	$554.0 - $562.5
Adjusted Net Income ($M)	$30.5 - $31.5	$112.7 - $115.0
Cash from Operating Activities ($M)	N/A	$108.0 - $112.0
Capital Expenditures (% of revenue)	N/A	2.8% - 3.2%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q2 earnings call will take place at 5:00 p.m. eastern time today, August 9, 2012. The call will discuss Q2 2012 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies 2012 Second Quarter Earnings Conference Call,” conference ID # 13731137. A replay will be available after 8:00 p.m. eastern time on August 9, 2012, until midnight on August 16, 2012. The dial-in number is 855-859-2056 (U.S. and Canada) 404-537-3406 (International); access code # 13731137. The call will also be available for replay on SS&C’s website after August 10, 2012; access: http://investor.ssctech.com/results.cfm.

This press release contains forward-looking statements relating to, among other things, our financial guidance for the third quarter of 2012 and full year 2012. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. 5,500 financial services organizations, from the worlds’ largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $16 trillion in assets.

Additional information about SS&C (Nasdaq:SSNC) is available at www.ssctech.com.

Follow SS&C on Twitter, Linkedin and Facebook. The SS&C Technologies logo is available at www.globenewswire.com/newsroom/prs/?pkgid=8587

For more information

Patrick Pedonti Chief Financial Officer Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues:
Software licenses	$5,768	$4,982	$9,578	$11,555
Maintenance	22,976	19,418	42,474	38,865
Professional services	7,217	5,860	13,009	11,127
Software-enabled services	84,889	61,543	149,464	119,263

Total revenues	120,850	91,803	214,525	180,810

Cost of revenues:
Software licenses	1,543	1,700	2,845	3,375
Maintenance	9,789	8,801	18,455	17,467
Professional services	4,705	3,981	8,677	7,551
Software-enabled services	47,063	31,155	79,975	61,739

Total cost of revenues	63,100	45,637	109,952	90,132

Gross profit	57,750	46,166	104,573	90,678

Operating expenses:
Selling and marketing	8,286	7,018	15,658	13,908
Research and development	10,646	9,053	19,285	17,025
General and administrative	8,271	7,200	12,859	13,743
Transaction costs	9,421	—	13,574	—

Total operating expenses	36,624	23,271	61,376	44,676

Operating income	21,126	22,895	43,197	46,002
Interest expense, net	(4,485)	(3,474)	(5,034)	(8,601)
Other (expense) income, net	(18,543)	119	(14,417)	(168)
Loss on extinguishment of debt	(4,355)	—	(4,355)	(2,881)

(Loss) income before income taxes	(6,257)	19,540	19,391	34,352
(Benefit) provision for income taxes	(497)	6,512	7,268	11,490

Net (loss) income	$(5,760)	$13,028	$12,123	$22,862

Basic (loss) earnings per share	$(0.07)	$0.17	$0.16	$0.30

Basic weighted average number of common shares outstanding	78,098	76,724	77,908	75,556

Diluted (loss) earnings per share	$(0.07)	$0.16	$0.15	$0.29

Diluted weighted average number of common and common equivalent shares outstanding	78,098	80,800	82,491	79,756

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash	$134,472	$40,318
Accounts receivable, net	85,120	47,201
Prepaid income taxes	21,541	788
Deferred income taxes	11,641	889
Prepaid expenses and other current assets	11,568	5,214
Restricted cash	1,149	1,149

Total current assets	265,491	95,559
Property and equipment, net	51,033	14,304
Deferred income taxes	11,161	1,111
Goodwill	1,512,624	931,639
Intangible and other assets, net	598,540	164,995

Total assets	$2,438,849	$1,207,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$55,850	$—
Accounts payable	8,048	4,170
Accrued employee compensation and benefits	33,595	19,770
Other accrued expenses	25,188	14,058
Interest payable	3,127	95
Deferred income taxes	1,091	—
Deferred maintenance and other revenue	61,110	46,395

Total current liabilities	188,009	84,488
Long-term debt, net of current portion	1,091,206	100,000
Other long-term liabilities	15,233	14,081
Deferred income taxes	137,232	28,936

Total liabilities	1,431,680	227,505
Total stockholders’ equity	1,007,169	980,103

Total liabilities and stockholders’ equity	$2,438,849	$1,207,608

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2012	June 30, 2011
Cash flow from operating activities:
Net income	$12,123	$22,862
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,885	20,990
Stock-based compensation expense	2,412	5,435
Income tax benefit related to exercise of stock options	(1,592)	(4,884)
Amortization of loan origination costs and original issue discount	6,445	1,808
Loss on sale or disposition of property and equipment	1	—
Deferred income taxes	(2,157)	(5,904)
Provision for doubtful accounts	272	649
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(8,286)	1,306
Prepaid expenses and other assets	6,237	(296)
Accounts payable	(464)	243
Accrued expenses	1,643	(9,236)
Income taxes receivable and payable	(8,208)	1,427
Deferred maintenance and other revenues	1,362	6,654

Net cash provided by operating activities	35,673	41,054

Cash flow from investing activities:
Additions to property and equipment	(4,817)	(3,102)
Cash paid for business acquisitions, net of cash acquired	(957,539)	(14,798)
Additions to capitalized software	(322)	(1,075)
Other	87	—

Net cash used in investing activities	(962,591)	(18,975)

Cash flow from financing activities:
Cash received from debt borrowings, net of costs	1,304,980	—
Repayment of debt	(290,000)	(87,833)
Proceeds from common stock issuance, net	—	51,971
Proceeds from exercise of stock options	7,468	6,190
Payment of contingent consideration	(1,800)	—
Income tax benefit related to exercise of stock options	1,592	4,884

Net cash provided by (used in) financing activities	1,022,240	(24,788)

Effect of exchange rate changes on cash	(1,168)	508

Net increase (decrease) in cash	94,154	(2,201)
Cash, beginning of period	40,318	84,843

Cash, end of period	$134,472	$82,642

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2012	2011	2012	2011
Revenue	$120,850	$91,803	$214,525	$180,810
Purchase accounting adjustments to deferred revenue	351	7	351	14

Adjusted revenue	$121,201	$91,810	$214,876	$180,824

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2012	2011	2012	2011
Operating income	$21,126	$22,895	$43,197	$46,002
Amortization of intangible assets	13,564	9,161	22,420	18,113
Stock-based compensation	1,183	3,638	2,412	5,435
Capital-based taxes	—	2	(765)	154
Unusual or non-recurring charges	9,691	242	14,375	490
Purchase accounting adjustments	300	(102)	248	(204)
Other	—	—	—	(30)

Adjusted operating income	$45,864	$35,836	$81,887	$69,960

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2012, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as alternatives to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30, 2012
(in thousands)	2012	2011	2012	2011
Net (loss) income	$(5,760)	$13,028	$12,123	$22,862	$40,282
Interest expense, net	8,840	3,474	9,389	11,482	17,322
Taxes	(497)	6,512	7,268	11,490	18,696
Depreciation and amortization	15,680	10,612	25,885	20,990	47,119

EBITDA	18,263	33,626	54,665	66,824	123,419
Stock-based compensation	1,183	3,638	2,412	5,435	10,470
Capital-based taxes	—	2	(765)	154	(565)
Acquired EBITDA and cost savings	12,238	—	12,238	443	79,802
Unusual or non-recurring charges	28,235	123	28,793	659	30,489
Purchase accounting adjustments	300	(102)	248	(204)	79
Other	(48)	116	(91)	86	(360)

Consolidated EBITDA	60,171	37,403	97,500	73,397	243,334
Less: acquired EBITDA	(12,238)	—	(12,238)	(443)	(79,802)

Adjusted Consolidated EBITDA	$47,933	$37,403	$85,262	$72,954	$163,532

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2012	2011	2012	2011
GAAP – Net (loss) income	$(5,760)	$13,028	$12,123	$22,862
Plus: Amortization of intangible assets	13,563	9,161	22,419	18,113
Plus: Amortization of deferred financing costs and original issue discount	531	416	589	886
Plus: Stock-based compensation	1,183	3,638	2,412	5,435
Plus: Capital-based taxes	—	2	(765)	154
Plus: Unusual and non-recurring items	28,235	123	28,793	659
Plus: Loss on extinguishment of debt	4,355	—	4,355	2,881
Plus: Purchase accounting adjustments	300	(102)	248	(204)
Plus: Other	—	—	—	(30)
Income tax effect (1)	(15,166)	(4,960)	(19,837)	(10,296)

Adjusted net income	$27,241	$21,306	$50,337	$40,460

Adjusted diluted earnings per share	$0.33	$0.26	$0.61	$0.51
GAAP diluted earnings per share	$(0.07)	$0.16	$0.15	$0.29
Diluted weighted-average shares outstanding	82,822	80,800	82,491	79,756

(1)	An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.